Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Tony Isaac, the Financial Planning and Strategist of LiveDeal, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of LiveDeal, Inc. on Form 10-K for the fiscal year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of LiveDeal, Inc.

Date: January 14, 2013	/s/ Tony Isaac Tony Isaac Financial Planning and Strategist (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to LiveDeal, Inc. and will be retained by LiveDeal, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.